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                                 ZENASCENT, INC.
                         10 WEST 33RD STREET, SUITE 705
                            NEW YORK, NEW YORK 10001

April 24, 2002

Steven Angel
340 East 34th Street
Apartment 17H
New York, NY 10016

Dear Steven:

         This Letter will confirm our agreement and understanding concerning the cash payments and option grants ("Severance Package") to be issued to you in consideration of your efforts in connection with the structuring and negotiation of the transactions contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of February 21, 2002, by and among Zenascent, Inc., a Delaware corporation ("Zenascent"), Zenascent Newco Inc., a Delaware corporation, Cedric Kushner Boxing, Inc., a Delaware corporation ("Boxing"), Cedric Kushner Promotions, Ltd., a New York corporation, Cedric Kushner and James DiLorenzo (the "Merger Agreement"). Capitalized terms used herein without definition shall have the respective meanings set forth in the Merger Agreement.

         1. Payments. Your Severance Package consists of the following:

         (i) Zenascent has granted and delivered to you an option ("Severance Option") to purchase from Zenascent one hundred thousand (100,000) shares of Zenascent's common stock, $0.01 par value per share. The Severance Option was issued pursuant to the terms of that certain nonqualified stock option grant certificate, dated as of February 21, 2002 (the "Grant Certificate"), which Grant Certificate includes the following terms and provisions: (a) all of the shares underlying the Severance Option shall vest on February 21, 2003, (b) the exercise price for the shares underlying the Severance Option shall be $1.43, and (c) the shares underlying the Severance Option shall be unregistered with piggyback registration and shall contain a cashless exercise provision. You hereby acknowledge your prior receipt of the Grant Certificate and the associated Severance Option.

         (ii) Zenascent shall pay you one-hundred forty thousand dollars ($140,000) (the "Severance Payments"). The first seventy-thousand dollars ($70,000) of the Severance Payments shall be made pro rata from the first $500,000 in financing raised by Zenascent following the Second Acquiror Financing (the "Subsequent Financing") and the balance of the Severance Payments shall be made from the next $70,000 in financing raised by Zenascent after the Subsequent Financing.

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         2. Resignation. I hereby resign as an employee of Zenascent and from any and all offices which I hold in Zenascent, subject to and effective upon the merger of Newco with and into Boxing.

         3. Entire Agreement; Modification. This Letter, together with the Merger Agreement, contains the entire agreement, and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Letter may not be changed, modified, extended or terminated except upon written amendment duly approved in writing by each of the parties hereto.

         4. Severability. If any term, provision, covenant or restriction of this Letter is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Letter shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         5. Binding Effect; Assignment. This Letter shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. The rights and obligations of a party hereunder may not be transferred or assigned.

         6. Choice of Law; Jurisdiction. All questions pertaining to the validity, construction, execution and performance of this Letter shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties hereby submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if jurisdiction in such court is lacking, the courts of the State of New York sitting in New York County (as well as all appropriate appellate courts), in connection with the adjudication of any controversy or claim arising from, out of or relating to, this Letter or the breach hereof.

         7. Counterparts. This Letter may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                        [Signatures follow on next page]

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         If this Letter correctly sets forth our understanding with respect to the subject matter addressed herein, please execute this Letter in the space provided below, whereupon it shall become a binding agreement between us.

                                       Very truly yours,

                                       ZENASCENT, INC.


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

Agreed to and accepted as of the date first written above.


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STEVEN ANGEL